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                                                                    Exhibit 99.3


                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
            AMERICAN CASINO & ENTERTAINMENT PROPERTIES FINANCE CORP.

                        OFFER TO EXCHANGE ALL OUTSTANDING
                       7.85% SENIOR SECURED NOTES DUE 2012
                                       FOR
                       7.85% SENIOR SECURED NOTES DUE 2012
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                  PURSUANT TO THE PROSPECTUS DATED _____, 2004

TO OUR CLIENTS:

      Enclosed for your consideration is a Prospectus, dated _____, 2004 (the "Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of American Casino & Entertainment Properties LLC, a Delaware limited liability company ("ACEP"), and American Casino & Entertainment Properties Finance Corp. ("ACEP Finance"), a Delaware corporation (and together with ACEP, "the Company"), to exchange the Company's 7.85% Senior Secured Notes due 2012 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended, for the Company's outstanding 7.85% Senior Secured Notes (the "Private Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company and the Guarantors contained in the Registration Rights Agreement, dated January 29, 2004, among the Company and Bear, Stearns & Co., as amended by the Addendum to the Registration Rights Agreement, dated May 26, 2004, among the Company, certain Subsidiaries of the Company and Bear, Stearns & Co., as initial purchaser.

      This material is being forwarded to you as the beneficial owner of the Private Notes held by us for your account but not registered in your name. A TENDER OF SUCH PRIVATE NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Private Notes held by the Company for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Private Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5 p.m., New York City time, on ____, 2004, (the "Expiration Date") unless extended by the Company. Any Private Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

      Your attention is directed to the following:

            1.    The Exchange Offer is for any and all Private Notes.

            2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions."

            3. Any transfer taxes incident to the transfer of Private Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

            4. The Exchange Offer expires at 5 p.m., New York City time, on _____, 2004, unless extended by the Company.

If you wish to have us tender your Private Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER YOUR PRIVATE NOTES.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by American Casino & Entertainment Properties LLC and American Casino & Entertainment Properties Finance Corp., with respect to the Company's Private Notes.

      This will instruct you to tender the Private Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

      The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

      [ ] Please tender the Private Notes held by you for my account as indicated below:

                       7.85% Senior Secured Notes due 2012

                $_______________________________________________
                  (Aggregate Principal Amount of Private Notes)


      [ ] Please do not tender any Private Notes held by you for my account.

Dated:  ___________, 2004

Signature(s):

Print Name(s) here:

Print Address(es) here:

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):


      None of the Private Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Private Notes held by us for your account.